SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 6, 2004

ELIZABETH ARDEN, INC.

(Exact name of registrant as specified in its charter)

Florida	1-6370	59-0914138

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14100 N.W. 60th Avenue, Miami, Florida	33014

(Address of principal executive offices	(Zip Code)

Registrant's telephone number, including area code:	(305) 818-8000

____________________________________________________

(Former name or former address, if changed since last report)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)  Exhibits.

            99.1   Press Release dated August 6, 2004 announcing the financial results for the three and five-month periods ended June 30, 2004.

Item 12.   Results of Operations and Financial Condition.

      On August 6, 2004, the Company issued a press release to (i) announce the financial results for the Company's three and five-month periods ended June 30, 2004, and (ii) to provide net sales and earnings per share guidance for its new fiscal year ended June 30, 2005.

      A copy of the entire press release is attached to this Form 8-K as Exhibit 99.1.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ELIZABETH ARDEN, INC.

Date: August 6, 2004	By: /s/ Stephen J. Smith

Stephen J. Smith Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description
99.1	Press Release dated August 6, 2004, announcing the financial results for the three and five-month periods ended June 30, 2004.